UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934
Date of Report (Date of earliest event reported): September 5, 2006

TBS INTERNATIONAL LIMITED
(Exact name of registrant as specified in its charter)

Bermuda	000-51368	98-0225954
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

Commerce Building
Chancery Lane
Hamilton HM 12, Bermuda
(Address of Principal Executive Offices)

(441) 295-9230
(Registrant's telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

   On August 30, 2006, TBS International Limited entered into an agreement, through its wholly owned subsidiary Fairfax Shipping Corp,  to acquire the M.V. Clipper Flamingo from VOC Flamingo Shipping L.P., Nassau, Bahamas for $23.1 million.  TBS International Limited also entered into an agreement through its wholly owned subsidiary Beekman Shipping Corp.,  to acquire the M.V. Clipper Frontier from VOC Frontier Shipping L.P., Nassau, Bahamas for $22.0 million.  Both vessels are expected to be delivered to TBS during November 2006.

Item 7.01.    Regulation FD Disclosure.

   On September 5, 2006, TBS International Limited issued a press release announcing that the company has entered into agreements to acquire two handysize bulk carriers, the M.V. Clipper Flamingo and the M.V. Clipper Frontier..  The press release is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(c) Exhibits.

Exhibit 99.1
Press Release, dated September 5, 2006, of TBS International Limited regarding the company's announcement that it has entered into agreements to acquire two handysize bulk carriers, the M.V. Clipper Flamingo and the M.V. Clipper Frontier.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TBS INTERNATIONAL LIMITED

Date: September 5, 2006	By:	/s/ Ferdinand V. Lepere
Ferdinand V. Lepere
Executive Vice President and Chief Financial Officer